As filed with the Securities and Exchange Commission on November 5, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

ASHLAND INC.
(Exact Name of Registrant as Specified in Its Charter)
Kentucky (State or Other Jurisdiction of Incorporation or Organization)	20-0865835 (I.R.S. Employer Identification Number)
__________________

50 E. RiverCenter Boulevard
P. O. Box 391
Covington, Kentucky 41012-0391
Telephone:  (859) 815-3333
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________

David L. Hausrath, Esq.
Senior Vice President and General Counsel
50 E. RiverCenter Boulevard
P. O. Box 391
Covington, Kentucky 41012-0391
Telephone:  (859) 815-3333
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Jeffrey J. Margulies, Esq. Squire, Sanders & Dempsey L.L.P. 4900 Key Tower 127 Public Square Cleveland, Ohio 44114-1304 Telephone: (216) 479-8500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,974,420 (1)	$34.07 (2)	$101,338,490 (2)	$5,655 (2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, the Registrant also is registering an indeterminate number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on October 30, 2009.  This registration fee was previously paid in connection with the filing of a Form S-3 (Registration No. 333-162853) by the Registrant, Ashland Inc., on November 3, 2009, which Form S-3 was withdrawn by the Registrant on November 5, 2009 prior to the sale of any securities covered by the Form S-3.  Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $5,655 registration fee previously paid in connection with the withdrawn Form S-3 (Registration No. 333-162853) is hereby offset against the registration fee due for the shares of common stock being registered hereby.

__________________

PROSPECTUS

ASHLAND INC.

COMMON STOCK

2,974,420 Shares
____________________

This prospectus relates to the resale, from time to time, of shares of common stock of $0.01 par value of Ashland Inc. that we have contributed to the Ashland Hercules Pension Plan.  The shares of common stock to which this prospectus relates are held by The Bank of New York Mellon, as trustee of the Ashland Inc. Defined Benefit Master Trust, the trust for the Ashland Hercules Pension Plan.  This trustee is referred to in this prospectus as the Selling Shareholder.  The shares of common stock will be sold only upon instructions from Evercore Trust Company, N.A., an independent third-party investment fiduciary appointed to manage these shares of common stock, which fiduciary will determine the time and manner of any sale of shares.  See “Selling Shareholder.”

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange, or NYSE, at prevailing market prices or negotiated prices.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Shareholder.  We will not receive any of the proceeds from any such sales.  See “Use of Proceeds.”

You should read this prospectus and any applicable prospectus supplement, including any documents incorporated by reference, carefully before you invest in our common stock.

Our common stock trades on the NYSE under the symbol “ASH.”  On November 3, 2009, the last reported sale price of our common stock on the NYSE was $34.70.

Our principal executive offices and headquarters are located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41011-1678, and our telephone number is (859) 815-3333.

This investment involves risks.  See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is November 5, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, the Selling Shareholder may, from time to time, offer shares of our common stock in one or more offerings.

This prospectus provides you with a general description of our common stock.  Some transactions in which the Selling Shareholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus.  To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.  We urge you to  read this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of those documents, as our business, financial condition and results of operations and prospects may have changed since those dates.

This prospectus and any prospectus supplement does not and will not constitute an offer to sell our common stock in any jurisdiction in which such offer or sale would be unlawful.

Unless the context would indicate otherwise, as used in this prospectus and any prospectus supplement, the terms “Ashland,” “we,” “us” or “our,” refer to Ashland Inc. and its consolidated subsidiaries.

i

RISK FACTORS

An investment in our common stock is subject to risks and uncertainties.  You should carefully consider all of the information contained or incorporated by reference in this prospectus before deciding whether to purchase shares.  In particular, you should carefully consider the risks and uncertainties included in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended September 30, 2008 and Quarterly Reports on Form 10-Q for the periods ended December 31, 2008 and June 30, 2009 and incorporated by reference into this prospectus, as well as those referred to below.  Realization of any of these risks could have a material adverse effect on our business, financial condition, cash flows and results of operations or could materially affect the value or liquidity of our common stock and result in the loss of all or part of your investment.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations, which also could result in the loss of all or part of your investment.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile, which may make it difficult for you to resell your shares of common stock when you want or at prices you find attractive.

The market price of our common stock may fluctuate in response to the following factors, some of which are beyond our control:
  fluctuations in our operating results, including results that vary from expectations of management, analysts and investors;
  changes in investors’ and analysts’ perception of the business risks and conditions of our business;
  broader market fluctuations;
  general financial, economic and political conditions;
  regulatory changes affecting our industry generally or our business and operations;
  announcements of strategic developments, acquisitions, financings and other material events by us or our competitors;
  the sale of a substantial number of shares of our common stock held by existing security holders in the public market; and
  general conditions in the chemicals industry.
The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from and shareholder approval is not required to issue additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock except any shareholder approval required by the NYSE.  Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments.  Our ability to make dividend payments on the common stock depends in part on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.  Our subsidiaries may not be able to, or be permitted to, make distributions to us.  Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.  Although the Board has historically declared cash dividends on our common stock, it is not required to do so and may reduce or eliminate our common stock dividend in the future, including in the event that we do not receive distributions from our subsidiaries.

Our common stock is equity and is subordinate to our existing and future indebtedness and effectively subordinated to all the indebtedness claims against our subsidiaries.

Shares of our common stock are equity interests and do not constitute indebtedness.  As such, shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation.  In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.  As a result, the common stock effectively is subordinated to all existing and future liabilities and obligations of our subsidiaries.  As of September 30, 2009, we had approximately $1.6 billion of outstanding long-term debt.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock that may be offered and sold under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and further information about us is contained in the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement for more complete information, as each statement is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy, at prescribed rates, these reports, proxy statements and other information filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC at http://www.sec.gov, and these documents are also available through our website at www.ashland.com.  Information contained on or linked to or from our website is not incorporated by reference in or a part of this prospectus.  Our SEC filings and other information about us also are available through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus documents that we have filed with the SEC.  This permits us to disclose important information to you by referring you to those documents.  Information incorporated by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede the information contained and incorporated by reference in this prospectus.  We are incorporating by reference the following documents:

  Our Annual Report on Form 10-K for the year ended September 30, 2008;
  Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009;
  Our Current Reports on Form 8-K filed with the SEC on November 14, 2008, November 19, 2008, November 20, 2008 (three), December 1, 2008, December 16, 2008,  December 18, 2008, January 7, 2009, March 3, 2009, May 13, 2009 (under Item 8.01 only), May 26, 2009, June 1, 2009, June 23, 2009, and August 31, 2009;
  The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on August 8, 2008, as amended, as modified by the Description of Capital Stock contained in this prospectus; and
  All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus and any applicable prospectus supplement.
Any statement contained in a document incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus, in the applicable prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus or any applicable prospectus supplement, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in such documents.  You may request a copy of these documents at the following addresses and telephone number:

Ashland Inc.
Investor Relations
50 E. RiverCenter Boulevard
P. O. Box 391
Covington, Kentucky 41012-0391
Telephone:  (859) 815-4454
e-mail:  investor_relations@ashland.com

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus and any prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements are not historical facts, but instead represent only our expectations, estimates and projections regarding future events.  These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include market, business, legal and operational uncertainties discussed elsewhere in this prospectus or a prospectus supplement, and which may be beyond our control.  Factors that could affect our future results and financial condition are discussed in the “Management’s Discussion and Analysis,” “Risk Factors” and “Forward-Looking Statements” sections in each of our annual report on Form 10-K for the year ended September 30, 2008 and our interim quarterly reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, which are incorporated by reference into this prospectus.

Our actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements.

Any forward-looking statement should be considered in light of these factors and reflects our belief only at the time the statement is made. We assume no obligation to update or revise any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting the forward-looking statements.

ASHLAND

Our company, founded in 1924 and headquartered in Covington, Kentucky, provides specialty chemical products, services and solutions and is a leading distributor of chemicals and plastics and a provider of automotive lubricants, car-care products and quick-lube services.  We currently have sales in more than 100 countries and approximately 15,000 employees worldwide.  We operate through five reportable segments: Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Consumer Markets (Valvoline), and Ashland Distribution.

During the past several years, we have been focused on the objective to create a dynamic, global specialty chemicals company.  In that process, we have divested noncore businesses, redesigned business models, and acquired businesses in growth markets like water and adhesives to enhance our specialty chemicals offerings.  On November 13, 2008, we completed our acquisition of Hercules Incorporated, or Hercules, a leading manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications.  We believe this acquisition provides us with several strategic benefits, including the creation of a major, global specialty chemicals company with broad geographic reach, a focus on businesses that are leaders in their market segments and growth potential in specialty additives and functional ingredients, paper and water technologies and specialty resins.

Ashland Aqualon Functional Ingredients

Ashland Aqualon Functional Ingredients offers products that are primarily designed to modify the properties of aqueous systems.  Most of Functional Ingredients’ products are sold as key ingredients to other manufacturers where they are used as small-quantity additives to provide functionality such as thickening and rheology control; water retention; adhesive strength; binding power; film formation; protective colloid, suspending and emulsifying action; foam control; and pH stability.  Functional Ingredients has a diversified, global customer base across nearly all of its businesses serving a broad range of applications within each business.

Functional Ingredients is comprised of the following businesses:

Regulated Industries — Regulated Industries’ food applications include bakery, beverage, confectionary, dairy, meat, meat analogues and pet food, prepared foods and sauces, dressings and fillings. Personal care applications include cosmetics, hair care, oral care, skin care, wound care and household products.  In the pharmaceutical industry, Regulated Industries’ products are used for tablet binding, coatings, modified release and liquid and semi-liquid rheology control.

Coatings Additives —Coatings Additives offers a portfolio of complete rheology solutions for consistent, superior performance at very low use levels.  For manufacturers of paints and other waterborne coatings products, these additives are crucial in controlling key product characteristics such as gloss, spatter, leveling and build, all of which are critical to delivering paints and coatings that fill specific market demand.

Construction — Construction’s product applications include tile and adhesive cements, gypsum plasters, renders, joint compounds, concrete, external insulation systems, masonry and mortar cements and self-leveling compounds and provide a comprehensive array of functional properties including thickening, water retention, sag resistance, workability and consistency, adhesion, stabilization, pumping, rheological properties and strength.

Energy and Specialties Solutions — Energy and Specialties Solutions offers water-soluble solutions for a variety of applications in the oil and gas industries including completion and workover fluids, drill-in fluids, oil-well cementing slurries, sodium formate, solvent thickeners and stimulation and hydraulic fracturing.  This business also provides high-performance products to the industrial specialties market including applications in adhesives and glues, agricultural products, ceramics, fire-fighting fluids, foundry, industrial cleaners, inks and printing, mining, paint removers, paper and paper coatings, suspension polymerization, tobacco and welding rods.

Ashland Hercules Water Technologies

Ashland Hercules Water Technologies is a global service business delivering differentiated specialty chemical products to several industries including the paper, pulp, chemical, commercial and institutional, food and beverage, mining and municipal industries.  Water Technologies is a leading global producer of papermaking chemicals for pulp and paper processing, tissues and towels, packaging, printing and writing papers, and virgin and deinked pulps.  Its process, water treatment and functional chemistries are used to improve operational efficiencies, enhance product quality, protect plant assets and ensure environmental compliance.

Water Technologies is comprised of the following businesses:

Functional Chemistries — The Functional Chemistries business produces specialized chemicals for the paper industry that impart specific properties such as strength, liquid holdout and printability to the final paper or board.  Product lines include sizing agents, wet/dry strength additives and very specific products such as crepe and release additives for tissue manufacturing.

Process Chemistries — The Process Chemistries business manufactures and sells a broad array of deposit control agents, defoamers, biocides and other process additives for markets including pulp and paper manufacturing, food processing, oil refining and chemical processing, general manufacturing and extraction/mining.  This business’s products are designed to deliver benefits such as enhanced operational efficiencies, system cleanliness, and superior performance in a wide variety of manufacturing operations globally.

Water Treatment Chemistries — The Water Treatment Chemistries business provides specialized chemicals and consulting services for the utility water treatment market, which includes boiler water, cooling water, fuel and waste streams.  Programs include performance-based feed and control automation and remote system surveillance.  These products and services help ensure that water meets desired specifications, and aid in asset preservation and longevity as well as odor control.

Ashland Performance Materials

Ashland Performance Materials is a worldwide manufacturer and supplier of specialty chemicals and customized services to the building and construction, transportation, metal casting, packaging and converting, and marine markets.  It is a technology leader in unsaturated polyester and vinyl ester resins and gelcoats; high-performance adhesives and specialty resins; and metal casting consumables and design services.

Performance Materials is comprised of the following businesses:

Composites and Adhesives — The Composites and Adhesives business manufactures and sells a broad range of corrosion-resistant, fire-retardant, general-purpose and high-performance grades of unsaturated polyester and vinyl ester resins, gelcoats and low-profile additives for the reinforced plastics industry.  Key markets include the transportation, construction, marine and infrastructure end markets.  It also markets vinyl ester resins under the DERAKANE®, HETRON® and AROPOL® brand names.

The Composites and Adhesives business also manufactures and sells adhesive solutions to the packaging and converting, building and construction, and transportation markets and manufactures and markets specialty coatings and adhesive solutions across the printing industry.  Key technologies and markets include: acrylic polymers for pressure-sensitive adhesives; polyvinyl acetate emulsions; urethane adhesives for flexible packaging applications; aqueous and radiation-curable adhesives and specialty coatings for the printing and converting applications; hot-melt adhesives for various packaging applications; emulsion polymer isocyanate adhesives for structural wood bonding; elastomeric polymer adhesives and butyl rubber roofing tapes for commercial roofing applications; acrylic, polyurethane and epoxy structural adhesives for bonding fiberglass reinforced plastics, composites, thermoplastics and metals in automotive, marine, recreational and industrial applications; specialty phenolic resins for paper impregnation and friction material bonding.

Casting Solutions — Casting Solutions manufactures and sells metal casting chemicals worldwide, including sand-binding resin systems, refractory coatings, release agents, engineered sand additives and riser sleeves.  This business also provides casting process modeling, core-making process modeling and rapid prototyping services.  In June 2008, Ashland and Süd-Chemie AG signed a nonbinding memorandum of understanding to form a new, global 50-50 joint venture to serve the foundries and the metal casting industry.  The joint venture would combine three businesses: Ashland’s Casting Solutions business, the foundry-related businesses of Süd-Chemie, and Ashland-Südchemie-Kernfest GmbH, the existing European-based joint venture between Ashland and Süd-Chemie.  As a result of global economic developments, the scope and other aspects of this project are being re-evaluated by Ashland and Süd-Chemie AG.

Ashland Consumer Markets

Ashland Consumer Markets markets premium packaged automotive lubricants, chemicals, appearance products, antifreeze and filters, with sales in more than 100 countries.  Consumer Markets’ Valvoline® trademark was federally registered in 1873 and is the oldest trademark for lubricating oil in the United States.  Consumer Markets markets the following key brands of products and services to the private passenger car, light truck and heavy duty markets: Valvoline® lubricants; Valvoline Premium Blue® commercial lubricants; MaxLife® automotive products for vehicles with 75,000 or more miles; Valvoline Professional Series® automotive chemicals; Pyroil® automotive chemicals; Eagle One® automotive appearance products; Car Brite® automotive reconditioning products; Zerex® antifreeze; Tectyl® industrial products; and Valvoline Instant Oil Change® automotive services.

Consumer Markets is comprised of the following businesses:

Do It Yourself — The Do It Yourself business sells Valvoline and other branded products and private label products to consumers who perform their own auto maintenance.  These products are sold through retail auto parts stores such as AutoZone and Advance Auto Parts, mass merchandisers such as Wal-Mart Stores, Inc., and warehouse distributors and their affiliated jobber stores such as NAPA and CARQUEST.

Installer Channels — The Installer Channels business sells branded products and services to installers (such as car dealers, general repair shops and quick lubes) and to auto auctions through a network of independent distributors and company-owned and operated “direct market” operations.  This business also includes distribution to quick lubes branded “Valvoline Express Care®,” which consists of 355 independently owned and operated stores.

Valvoline Instant Oil Change — The Valvoline Instant Oil Change® chain is the second largest competitor in the U.S. “fast oil change” service business, providing Consumer Markets with a significant presence in the installer channels segment of the passenger car and light truck motor oil market.  As of September 30, 2009, 259 company-owned and 592 independently-owned and operated franchise Valvoline Instant Oil Change centers were operating in 40 states.  These centers offer customers an innovative computer-based preventive maintenance tracking system that allows service technicians to make service recommendations based primarily on manufacturers’ recommendations.

Commercial & Industrial — The Commercial & Industrial business sells branded products and services to on-highway fleets, construction companies and original equipment manufacturers (OEMs) through company-owned and operated “direct market” operations, national accounts and a network of distributors.  This business also maintains a strategic alliance with Cummins Inc. to distribute heavy duty lubricants to the commercial market, as well as smaller alliances with other global OEMs.

Valvoline International — Outside of North America, Valvoline International markets Valvoline®, Eagle One®, Zerex® and other branded products through wholly-owned affiliates, joint ventures, licensees and independent distributors in more than 100 countries.  Valvoline International operates joint ventures with Cummins in Argentina, Brazil, China and India.  In addition, Valvoline International operates joint ventures with local entities in Ecuador, Thailand and Venezuela.  Valvoline International markets products for both consumer and commercial vehicles and equipment and is served by company-owned plants in the United States, Australia and the Netherlands and by toll manufacturers.

Ashland Distribution

Ashland Distribution distributes chemicals, plastics and composite raw materials in North America and plastics in Europe and China.  Distribution also provides environmental services, including hazardous and nonhazardous waste collection, recovery, recycling and disposal, in North America.  Deliveries are made in North America through a network of owned, leased and third-party warehouses, as well as rail and tank terminals.

Distribution operates the following businesses:

Chemicals — The Chemicals business distributes specialty and industrial chemicals, additives and solvents to industrial users in North America as well as some export operations.  Markets served include the paint and coatings, personal care, inks, adhesives, polymer, rubber, industrial and institutional compounding, automotive, appliance, oil and gas and paper industries.

Plastics — The Plastics business offers a broad range of thermoplastic resins, and specialized technical service to processors in North America as well as some export operations.  Processors include injection molders, extruders, blow molders and rotational molders.  This business provides plastic material transfer and packaging services and less-than-truckload quantities of packaged thermoplastics.  It also markets a broad range of thermoplastics to processors in Europe.

Composites — The Composites business supplies mixed truckload and less-than-truckload quantities of polyester thermoset resins, fiberglass and other specialty reinforcements, catalysts and allied products to customers in the cast polymer, corrosion, marine, building and construction, and other specialty reinforced plastics industries through distribution facilities located throughout North America.  It also offers Ashland’s own line of resins and gelcoats, serving the fiber-reinforced plastics and cast-polymer industries.

Environmental Services — The Environmental Services business, working in cooperation with chemical waste service companies, provides customers, including major automobile manufacturers, with comprehensive, nationwide hazardous and nonhazardous waste collection, recovery, recycling and disposal services.  These services are offered through a North American network of distribution centers, including several storage facilities that have been fully permitted by the United States Environmental Protection Agency.

USE OF PROCEEDS

The proceeds from any sales of the common stock to which this prospectus relates are solely for the account of the Selling Shareholder.  We will not receive any of the proceeds from any such sales.

SELLING SHAREHOLDER

This prospectus covers the resale, from time to time, by the Selling Shareholder of shares of our common stock that we have contributed to the Ashland Hercules Pension Plan.

The Selling Shareholder may offer and sell, from time to time, all or any of the shares of common stock that are the subject of this prospectus and any applicable prospectus supplement, but it is under no obligation to offer or sell any of such shares.  Because the Selling Shareholder may sell all, some or none of the shares of common stock to which this prospectus relates, and may acquire additional shares from us in the future, we cannot determine the number of shares of common stock that will be sold by the Selling Shareholder or the amount or percentage of shares of common stock that will be held by the Selling Shareholder upon termination of any particular offering.

The Selling Shareholder is the trustee of a tax-qualified trust that holds the assets of the Ashland Hercules Pension Plan.  The shares of common stock are held in the custody of the trustee.  We currently have ongoing banking relationships with affiliates of the trustee in the ordinary course of business and expect to continue to have similar relationships with the trustee in the future.  The shares of common stock are held in a separate investment account at the trustee.  Evercore Trust Company, N.A., an independent third-party investment fiduciary, has been appointed by our Board of Directors to instruct the trustee as to any disposition of shares of common stock held by the Selling Shareholder.  Evercore has sole authority to manage the shares of common stock contributed by us to the Ashland Hercules Pension Plan, subject to general investment criteria established by us.

The shares offered by this prospectus are the only shares of our common stock owned by the Selling Shareholder as of November 3, 2009.

PLAN OF DISTRIBUTION

The Selling Shareholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise.  The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices.  The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers.  Sales of the shares may involve:

  block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.
Evercore, the independent, third-party investment fiduciary, and the Selling Shareholder will act independently of us with respect to the timing, manner and size of each sale.

The Selling Shareholder may, upon instructions from the independent, third-party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers.  Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated.  Such compensation may be received if the broker-dealer acts as either an agent or as a principal.  The Selling Shareholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved.  Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

The aggregate proceeds to the Selling Shareholder will be the sales price of the shares of common stock, less discounts and commissions, if any.

In offering the shares of common stock covered by this prospectus, the Selling Shareholder and any broker-dealers or agents who execute sales for the Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  Any profits realized by the Selling Shareholder and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions.  We know of no existing arrangements between the Selling Shareholder and any broker-dealer or other agent relating to the sale or distribution of the shares of common stock.  We have not engaged any broker-dealer or agent in connection with the distribution of the shares of common stock.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

All of the shares of common stock to which this prospectus relates will be listed on the New York Stock Exchange.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by applicable law.

Our authorized capital consists of 200,000,000 shares of common stock, par value $.01 per share, and 30,000,000 shares of cumulative preferred stock, no par value, in one or more series.  At October 30, 2009, 74,915,769 shares of common stock were outstanding.  At that date, no preferred shares of stock were outstanding.

Preferred stock

Our Board of Directors can, without the approval of shareholders, issue one or more series of preferred shares.  The Board can also determine the rights, preferences and limitations of each series including the maximum number of shares in the series, voting rights, conversion rights, redemption rights, dividend rights, liquidation rights, any preferences over the common stock with respect to dividend or liquidation distributions, and the terms and conditions of issue.

Common stock

Our outstanding shares of common stock are listed on the NYSE under the symbol “ASH.”  Our transfer agent and registrar for common stock is Computershare Trust Company, N.A.

Common shareholders receive dividends only when declared by the Board of Directors.  If declared, dividends may be paid in cash, stock or other forms.  If and when we issue preferred stock, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders.

All outstanding shares of common stock are fully paid and nonassessable.  There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the shares of common stock.

Each share of common stock is entitled to one vote in the election of directors and other matters.  In uncontested elections, directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  In a contested election, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Common shareholders are not entitled to cumulative voting rights.  Members of our Board of Drectors serve three-year terms and such elections are staggered.  Directors may be removed from office only for cause by the vote of at least 80% of the outstanding shares entitled to vote.

The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy.  If a quorum is present, action on a matter is approved if the votes cast in favor of the action exceed the votes cast against the action, except for the election of directors as described above.  However, approval is required by 80% of the voting power of our outstanding common stock, and 66-2/3% of the voting power other than voting stock beneficially owned by an interested shareholder or affiliate who is a party to a business combination, in the case of major corporate actions such as:

   any merger or consolidation of the company or a subsidiary with an interested shareholder or other corporation that is or will become an affiliate of an interested shareholder;
   the sale, lease, transfer or other disposition to an interested shareholder, other than in the ordinary course of business, of assets with an aggregate book value of 5% or more of the total market value of our outstanding stock or of our net worth;
   the issuance or transfer of any equity securities which have an aggregate market value of 5% or more of the total market value of our outstanding stock to an interested shareholder;
   adoption of any plan for liquidation or dissolution, in which anything other than cash will be received by an interested shareholder; or
   any reclassification of securities, including any reverse stock split, recapitalization, merger or consolidation of the company with any subsidiary or other transaction which increases by 5% or more the proportion of outstanding shares beneficially owned by an interested shareholder.
Anti-takeover effects

Certain provisions of the Kentucky Business Corporation Act, or KBCA, and our articles of incorporation and by-laws could make it more difficult for shareholders to change the composition of the Board of Directors and may also have the effect of discouraging a change of control transaction or limiting the price that certain investors might be willing to pay in the future for our common stock.  These provisions include:

   a provision found in Article IV of our articles of incorporation allowing the Board of Directors to issue preferred shares and to determine the rights and preferences of the preferred stock without any vote or action by the holders of common stock.  In some cases, the issuance of preferred shares could delay a change in control of the company and make it harder to remove present management.  Moreover, Article IV(b)(7) of our articles of incorporation requires the affirmative vote of at least 66-2/3% of the holders of preferred stock, voting separately as a class, to (i) create any class of stock ranking prior to the preferred stock as to dividends or upon liquidation or increase the authorized number of shares of any such class of stock; (ii) alter or change any provision of the articles of incorporation that adversely affects the relative rights and preferences of the preferred stock; or (iii) increase the authorized number of shares of preferred stock;
   provisions found in Article VI of our articles of incorporation and Article II of our by-laws, dividing the Board of Directors into three classes which means that only approximately one-third of the directors are elected each year;

   provisions found in Article VI of our articles of incorporation and Article II of our by-laws, allowing the removal of directors at a meeting of shareholders called expressly for that purpose.  The removal of a director without cause requires the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock, voting together as a single class.  These provisions narrowly define “cause” as the willful and continuous failure of a director to substantially perform his or her director’s duties (other than any failure resulting from incapacity due to physical or mental illness) or the willful engagement by a director in gross misconduct materially and demonstrably injurious to us.  Additionally, Section 271B.8-080(4) of the KBCA also provides that a director may be removed by the shareholders only at a meeting called for that purpose.  The meeting notice must state that removal is the purpose, or one of the purposes, of the meeting;
   provisions found in Articles VIII and IX of our articles of incorporation, requiring the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock to alter, amend, repeal or adopt any provision inconsistent with or repeal the provisions regarding (i) this 80% voting requirement (Article IX), (ii) the Board size, vacancies and the terms of office and the removal of directors (Article VI) and (iii) the procedures for adopting, amending, altering or repealing the by-laws (Article VII); and requiring the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock voting together as a single class and (2) not less than 66-2/3% of the votes entitled to be cast by the voting stock not beneficially owned, directly or indirectly, by any interested shareholder to amend, repeal, or adopt any provisions inconsistent with the provisions restricting certain business combinations with interested shareholders (Article VIII);
   provisions found in Article VII of our articles of incorporation and Article IX of our by-laws, authorizing the Board of Directors (i) to adopt by-laws concerning the conduct of our affairs and the conduct of, and matters considered at, meetings of shareholders, including special meetings and (ii) to alter, amend or repeal the by-laws; and requiring the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock, voting as a single class for shareholders to alter, amend or repeal the by-laws;
   Section 271B.11-030 of the KBCA requiring a majority vote of all votes entitled to be cast for a merger or share exchange transaction by each voting group entitled to vote separately on that transaction, unless the KBCA, articles of incorporation or the Board of Directors require a greater vote;
   provisions set forth in Articles I and II of our by-laws, requiring that shareholders provide advance written notice when nominating directors or submitting other shareholder proposals;
   a provision in Article I, Section 3 of our by-laws limiting the people who can call a special shareholders’ meeting to the chairman of the board, the president, a majority of the Board of Directors or, by written request to the secretary, holders of not less than one-third of all the shares entitled to vote at such meeting; and
   Sections 271B.12-200 to 271B.12-230 of the KBCA governing “business combinations,” which generally (i) prohibit the company and its subsidiaries from entering into certain business combinations with an interested shareholder who beneficially owns 10% or more of the outstanding voting stock for a period of five years after the 10% or greater owner first reached that level of stock ownership, unless approved by the independent members of the Board of Directors prior to the date the 10% ownership threshold was reached, and (ii) thereafter restrict such business combinations, unless certain conditions are met. Notably, under the restrictions applicable after the initial five-year prohibition, such business combinations must either (i) be approved by a majority of continuing independent members of the Board of Directors, or (ii) be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of voting stock other than those beneficially owned by the interested shareholder who is (or whose affiliate is) a party to the transaction, or by an affiliate or associate of such interested shareholder.  Further, Article VIII of our articles of incorporation expressly provides that such Sections 271B.12-200 through 271B.12-230 of the KBCA shall apply to any of our business combinations.

Article VIII of our articles of incorporation also requires that certain business combinations involving an interested shareholder (including, among others, mergers and consolidations with an interested shareholder, or with any other corporation, whether or not itself an interested shareholder, which is, or after a merger or consolidation would be, an affiliate of an interested shareholder who was an interested shareholder prior to the transaction, and sales, leases and transfers of at least 5% of our total market value), must be recommended by the Board of Directors, and approved by at least (1) 80% of the voting power of the then outstanding voting stock and (2) two-thirds of the voting power of the then outstanding voting stock other than voting stock owned by the interested shareholder, its affiliates or associates. These supermajority voting provisions do not apply (and thus, only a majority vote is required) if: (i) a majority of the directors who are not affiliates or associates of the interested shareholder and who were in office before the interested shareholder became an interested shareholder (or were recommended or elected by a majority of such directors) approve the transaction; or (ii) the shareholders in the business combination receive a “fair price” based on market value and/or prices previously paid by the interested shareholder, as measured on certain designated dates; there has been no reduction in or failure to pay dividends after the interested shareholder became an interested shareholder and prior to the business combination; and after becoming an interested shareholder, such shareholder did not receive the benefit of any loans or other financial assistance from us.

LEGAL MATTERS

The legality of the common stock offered by this prospectus and any prospectus supplement has been passed upon by Linda L. Foss, our Assistant General Counsel and Corporate Secretary.  Ms. Foss owns shares and holds options to purchase additional shares of our common stock.

EXPERTS

Our consolidated financial statements as of September 30, 2007 and 2008 and for each of the three fiscal years in the period ended September 30, 2008 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of September 30, 2008, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its reports incorporated by reference in this prospectus, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for the registration fee) of the fees and expenses anticipated to be paid by the registrant with respect to the offer and sale of the securities being registered hereby.

SEC registration fee .................................................................................................................................................................................................	$5,655
NYSE listing fee .......................................................................................................................................................................................................	11,500
Legal fees and expenses .........................................................................................................................................................................................	17,000
Accounting fees and expenses .............................................................................................................................................................................	25,000
Miscellaneous ...	5,000
Total	$64,155

Item 15.   Indemnification of Directors and Officers.

(a)  Kentucky General Corporation Law

Sections 271B.8-500 through 580 of the KBCA provide for indemnification of directors, officers, employees and agents of Kentucky corporations, subject to certain limitations.  Although the below discussion is specific to directors, Section 271B.8-560 permits a corporation to indemnify and advance expenses to officers, employees and agents to the same extent as a director and gives an officer who is not a director the same statutory right to mandatory indemnification and to apply for court-ordered indemnification as afforded a director.  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors, or contract.

Section 271B.8-520 of the KBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnify against reasonable expenses incurred in connection with a proceeding any director who entirely prevails in the defense of any proceeding to which the individual was a party because he or she is or was a director of the corporation.  The term “proceeding” includes any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

Section 271B.8-510 of the KBCA permits a corporation to indemnify an individual who is made a party to a proceeding because the individual is or was a director, as long as the individual (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interests of the corporation or, in all other cases, was at least not opposed to its best interests, and (iii) in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.  The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere shall not be, alone, determinative that the director did not meet the applicable standard of care.  Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses.

Section 271B.8-510 of the KBCA specifically prohibits indemnification in (i) a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, where the director is adjudged liable on the basis of having received an improper personal benefit.

Pursuant to Section 271B.8-550, a determination that indemnification is permissible because the individual met the applicable standard of conduct must first be made before a director can be indemnified.  This determination can be made (i) by majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by majority vote of a committee made up solely of two or more disinterested directors, (ii) by special legal counsel selected by the majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by majority vote of a committee made up solely of two or more disinterested directors; provided, however, if there are not two disinterested directors, then legal counsel can be selected by a majority vote of the full board of directors, or (iii) by the shareholders, but shares owned by any interested director cannot be voted.

Under Section 271B.8-530, Ashland may advance expenses incurred by a director who is party to a proceeding prior to the final disposition if (i) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the KBCA standards of director conduct, (ii) the director furnishes the corporation with a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under the KBCA’s director indemnification provisions.

The indemnification and advancement of expenses provided by, or granted pursuant to, KBCA Sections 271B.8-500 – 271B.8-580 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

(b)  Articles of Incorporation and By-Laws of Ashland Inc.

In general, Article X of Ashland’s articles of incorporation and Article IX, Section 1 of Ashland’s by-laws provide for indemnification of any individual who was or is a party to any threatened, pending or completed claim, action, suit or proceeding by reason of his or her status as a director, officer or employee of Ashland or of another entity at Ashland’s request (collectively referred to as a “covered person”) against any reasonable costs and expenses (including attorneys’ fees) and any liabilities (including judgments, fines, penalties or reasonable settlements) reasonably paid by or imposed against the individual if the individual:
  has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or
  acted in good faith, in what the person reasonably believed to be the best interests of Ashland or such other entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
Pursuant to Article IX, Sections 2-4 of Ashland’s by-laws, indemnification based on good faith and reasonable belief shall be made unless it is determined by any of the following that the covered person has not met the standard of conduct required for good faith indemnification (as described above):

  the Board of Directors, acting by a quorum consisting of directors who were not parties to (or who were determined to have been successful with respect to) the claim, action, suit or proceeding;
  a committee of the Board of Directors consisting of directors who were not parties to (or who were determined to have been successful with respect to) the claim, action, suit or proceeding;
  any officer or group of officers who, by resolution adopted by the Board of Directors, has been given authority to make such determinations; or
  either of the following selected by the Board of Directors if a disinterested committee of the Board cannot be obtained:
(i)	independent legal counsel (who may be the regular counsel of Ashland) who has delivered to Ashland a written determination; or

(ii)	an arbitrator or a panel of arbitrators (which panel may include directors, officers, employees or agents of Ashland) who has delivered to Ashland a written determination.

Article IX, Section 5 of Ashland’s by-laws requires Ashland to advance expenses to a director, officer or employee prior to the final disposition of the claim, action, suit or proceeding, but the individual shall be obligated to repay the advances if it is ultimately determined that the individual is not entitled to indemnification.  In addition, the by-laws provide that Ashland may, as a condition to advance the expenses, require the director, officer or employee to sign a written instrument acknowledging such obligation to repay expenses if it is ultimately determined that the person is not entitled to indemnity.  Ashland also may refuse to advance expenses or discontinue advancing expenses if it is determined by Ashland, in its sole and exclusive discretion, not to be in the best interest of Ashland.

Notwithstanding the other provisions of Article IX, pursuant to Article IX, Section 6 of Ashland’s by-laws, no person shall be indemnified in respect of any claim, action, suit or proceeding, initiated by such person or such person’s representative, or which involved the voluntary solicitation or intervention of such person or such person’s representative.  Article IX, Section 7 of the by-laws provides that the rights of indemnification provided under Article IX shall be in addition to any other rights to which the director, officer or employee may otherwise be entitled.  Further, in the event of any such person’s death, then their indemnification rights extend to their heirs and legal representatives.

(c)  Contracts

Article X of the articles of incorporation of Ashland provide that Ashland may take such steps as may be deemed appropriate by the Board of Directors to provide indemnification to any such person, including entering into indemnification contracts between Ashland and individual directors, officers, employees or agents which might provide rights to indemnification which are broader or otherwise different than those authorized by the articles of incorporation.

Ashland has entered into indemnification agreements with each of its directors and executive change in control agreements with certain of its executive officers that require indemnification to the fullest extent permitted by law (as described above), subject to certain exceptions and limitations.

Subject to certain exclusions (as discussed below), the director indemnification agreements require Ashland to provide indemnity to a director for reasonable costs and expenses (including attorneys’ fees) and liabilities (including judgments, fines, penalties and reasonable settlements) incurred by such director in connection with any lawsuit or proceeding in which such director is, was or is threatened to be involved as a party, witness or otherwise by reason of the director’s position with Ashland.  Such indemnification agreements also provide that Ashland must advance the expenses of a director in connection with a lawsuit or proceeding potentially covered by the provisions of the indemnification agreement upon the written request of the director.  Such advancements are to be made with the understanding that the director may be required to repay them if it is determined that he or she is not entitled to indemnity in accordance with the indemnification agreements.

Under the indemnification agreements, indemnity is excluded if a court of competent jurisdiction in a lawsuit or proceeding to which the director is a party finally adjudicates that indemnity is prohibited by law, or to the extent that, prior to a change in control, a majority of Ashland’s directors (or a duly designated committee thereof) determines that the amount of expenses and/or settlements for which indemnification is sought is unreasonable.

Such indemnification agreements are in effect during the service as a director and continue after termination of service as to lawsuits or proceedings arising as a result of acts or omissions during the director’s service to Ashland.  A director must notify Ashland in writing within 20 days after actual notice that he or she will be a party, witness or otherwise involved in a lawsuit or proceeding.

(d) Insurance

Section 271B.8-570 permits a corporation to purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, who is or was serving in that capacity, against liability asserted against or incurred in that capacity or arising from that status, whether or not the corporation would have power to indemnify against the same liability.

Article X of the articles of incorporation of Ashland provide that Ashland may take such steps, as may be deemed appropriate by the Board of Directors and subject to the occurrence of such terms and conditions as may be deemed appropriate by the Board of Directors, to secure payment of such amounts as are required to effect any indemnification permitted or authorized by Article X, including purchasing and maintaining insurance, creating a trust fund, granting security interests or using other means (including, without limitation, irrevocable letters of credit).

Ashland has purchased insurance that insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs that it might be required to pay by way of indemnification to directors or officers under its articles of incorporation or by-laws, indemnification agreements or otherwise, and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland.  In addition, Ashland has purchased insurance that provides liability coverage (subject to certain terms and conditions, exclusion and deductibles) for amounts that Ashland or the fiduciaries under their employee benefit plans, which may include its respective directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 16.   Exhibits.

Exhibit
Number                      Description of Document

4.1
Third Restated Articles of Incorporation of Ashland effective May 17, 2006 and amendment thereto effective February 3, 2009 (filed as Exhibit 3.1 to Ashland’s Form 10-Q for the quarter ended December 31, 2008, and incorporated herein by reference)

4.2	By-laws of Ashland, effective as of June 30, 2005 (filed as Exhibit 3(ii) to Ashland’s Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference)
5	Opinion of Linda L. Foss as to legality of securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Linda L. Foss (included in Exhibit 5)
24	Powers of Attorney

Item 17.  Undertakings.

(a)  The registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on November 3, 2009.

ASHLAND INC.

By:	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
*	Chairman, Chief Executive Officer and Director	November 3, 2009
James J. O'Brien

/s/ Lamar M. Chambers	Senior Vice President and Chief Financial Officer	November 3, 2009
Lamar M. Chambers

*	Vice President and Controller	November 3, 2009
J. William Heitman

*	Director	November 3, 2009
Roger W. Hale

*	Director	November 3, 2009
Bernadine P. Healy

*	Director	November 3, 2009
Kathleen Ligocki

*	Director	November 3, 2009
Vado O. Manager

*	Director	November 3, 2009
Barry W. Perry

*	Director	November 3, 2009
Mark C. Rohr

*	Director	November 3, 2009
George A. Schaefer, Jr.

*	Director	November 3, 2009
Theodore M. Solso

S-1

*	Director	November 3, 2009
John F. Turner

*	Director	November 3, 2009
Michael J. Ward

*By:	/s/ David L. Hausrath
Name:	David L. Hausrath
Title:	Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Third Restated Articles of Incorporation of Ashland effective May 17, 2006 and amendment thereto effective February 3, 2009 (filed as Exhibit 3.1 to Ashland’s Form 10-Q for the quarter ended December 31, 2008, and incorporated herein by reference)

4.2	By-laws of Ashland, effective as of June 30, 2005 (filed as Exhibit 3(ii) to Ashland’s Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference)
5	Opinion of Linda L. Foss as to legality of securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Linda L. Foss (included in Exhibit 5)
24	Powers of Attorney